UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2003

Delaware	000-23489	52-1309227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

4950 Communication Avenue, Suite 300, Boca Raton, FL 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code (561) 226-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4—Changes in Registrant’s Certifying Accountant.

Previous independent accountants

On December 5, 2003, PricewaterhouseCoopers LLP (“PwC”), the independent accountants of Access Worldwide Communications, Inc. (the “Company”), informed the Company that it was resigning as independent accountants of the Company.

The PwC report dated March 14, 2003, except as to the sixth paragraph of Note 2 and the eighteenth paragraph of Note 10, which are as of April 3, 2003, with respect to the Company’s financial statements as of Dec. 31, 2002 and 2001 and for the years then ended contained an explanatory paragraph which expressed substantial doubt regarding the Company’s ability to continue as a going concern. Other than as noted in the previous sentence, such report of PwC contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the Company’s financial statements as of and for the years ended Dec. 31, 2002 and 2001 and through Dec. 5, 2003 there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements of the Company as of and for the years ended Dec. 31, 2002 and 2001.

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated Dec. 11, 2003, is filed as Exhibit 16 to this Item 4 Form 8-K.

New independent accountants

The Company has already commenced the process of selecting a successor independent public accounting firm.

Item 7—Exhibits

(c)    Exhibits

16    Letter from PWC to the Company dated December 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Access Worldwide Communications, Inc.

Date: December 12, 2003	By: /s/ John Hamerski
John Hamerski, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description
16	Letter from PWC to the Company dated December 11, 2003